SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 15, 2007

TEKNI-PLEX, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-28157		22-3286312
(Commission File Number)		(IRS Employer Identification No.)

260 NORTH DENTON TAP ROAD COPPELL, TEXAS		75019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 304-5077

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Dr. F. Patrick Smith, the Registrant’s Chairman and Chief Executive Officer, is employed pursuant to a Second Amended and Restated Employment Agreement (the "Agreement") dated May 13, 2005 by and between him and the Registrant, which was included as Exhibit 10.1 to the Registrant’s Form 8-K filed on May 19, 2005. Under the Agreement, Dr. Smith's employment term was to end on May 13, 2007. On May 10, 2007, July 13, 2007, July 30, 2007, August 9, 2007 and September 30, 2007 the employment term was extended through July 13, 2007, July 30, 2007, August 9, 2007, September 30, 2007 and October 15, 2007, respectively, by extension agreements which were included as Exhibit 10.2.1 to the Registrant’s Form 10-Q for the quarter ended March 30, 2007, Exhibit 10.2.2 to the Registrant’s Form 8-K filed on July 20, 2007, Exhibit 10.2.3 to the Registrant’s Form 8-K filed on August 3, 2007, Exhibit 10.2.4 to the Registrant’s Form 8-K filed on August 14, 2007 and Exhibit 10.2.5 to the Registrant’s Form 8-K filed on October 2, 2007. The term was further extended through June 30, 2008 by a new extension and amendment agreement, a copy of which is attached hereto as Exhibit 10.2.6. Under the new extension and amendment agreement, Dr. Smith’s salary will remain at $4 million per annum up to and including March 31, 2008 and thereafter will be $2 million per annum.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

10.2.6	Extension and Amendment of Employment Agreement for Dr. F. Patrick Smith dated October 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.

Date:	October 19, 2007	By:	/s/ James E. Condon
			Name:	James E. Condon
			Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.2.6	Extension and Amendment of Employment Agreement for Dr. F. Patrick Smith dated October 15, 2007.